UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: September 12, 2016

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31314 (Commission File Number)	31-1443880 (IRS Employer Identification No.)

112 West 34th Street, 22nd Floor, New York, New York 10120
(Address of principal executive offices, including Zip Code)

(646) 485-5410
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.  Entry into a Material Definitive Agreement.
Item 2.01.  Completion of Acquisition or Disposition of Assets.

As previously reported, on May 4, 2016, Aéropostale, Inc. (the “Company”) and each of its subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of  New York (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code.  The Chapter 11 cases are being administered jointly under the caption “In re Aéropostale, Inc., et al.”, Case No. 16-11275 (the “Chapter 11 Cases”).  In connection with the Chapter 11 Cases, on September 13, 2016, the Bankruptcy Court entered orders (“Orders”) approving (i) an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of September 12, 2016, by and among the Company, the other direct and indirect subsidiaries of the Company signatory thereto (together with the Company, the “Sellers”), and Aero OpCo LLC (“OpCo LLC”).  OpCo LLC, together with ABG-Aero IPCO, LLC (“IPCO”) were formed by a consortium comprised of Authentic Brands Group, Simon Property Group, General Growth Properties, Hilco Merchant Resources (“Hilco”) and Gordon Brothers Retail Partners (“Gordon Brothers”, and together with Hilco, the “Agent”), and (ii) an Agency Agreement (the “Agency Agreement”), dated as of September 12, 2016, by and among the Sellers, OpCo LLC, and the Agent (the transactions contemplated by the Asset Purchase Agreement and Agency Agreement, collectively, the “Transactions”).  The parties consummated the Transactions on September 15, 2016.

Upon the closing of the Transactions, in consideration for a payment equal to $243.3 million (subject to certain post-closing adjustments), which payment was funded by OpCo LLC, the Agent and IPCO, (a) the Agent entered into the Agency Agreement, pursuant to which it agreed to sell, in its capacity as agent, certain inventory located at the Debtors’ stores, certain inventory subject to open purchase orders, as well as certain furnishings and equipment located at the stores, (b) Aero Operations LLC (a wholly-owned subsidiary of OpCo LLC to which OpCo LLC assigned certain of its rights under the Asset Purchase Agreement) obtained the right to acquire leases for certain of the Sellers’ stores in connection with designation rights described below, (c) IPCO (to which OpCo LLC assigned certain of its rights under the Asset Purchase Agreement) acquired certain intellectual property of the Sellers, and (d) OpCo LLC acquired the balance of the assets to be acquired under the Asset Purchase Agreement, including the leases for those stores assigned and assumed at closing.

In addition, under the Asset Purchase Agreement, subject to certain limited exceptions, until the earlier of (i) the confirmation of a plan of reorganization or liquidation in the Chapter 11 Cases and (ii) November 30, 2016, OpCo LLC will have the right to designate additional contracts and leases of the Debtors for assignment and assumption (to the extent not previously rejected).

The proceeds of the sale were used, among other things, to pay all amounts owed under that certain Secured Superpriority Debtor-in-Possession Loan, Security and Guaranty Agreement, dated as of May 4, 2016, as amended from time to time (the “DIP Facility”), and related investment banking transaction fees.  The use of the remaining balance will be subject to the approval of the Bankruptcy Court.  There is no expectation that any distributions will be paid on account of any outstanding equity securities of the Company, which will be canceled on or before the conclusion of the Chapter 11 Cases with no payment or other distribution thereon.

The foregoing description of the Orders, the Asset Purchase Agreement and Agency Agreement is qualified in its entirety by the full text of each of the Asset Purchase Agreement and Agency Agreement, which are attached hereto as Exhibits 2.1 and 10.1, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Asset Purchase Agreement, dated as of September 12, 2016, by and among Aéropostale, Inc., the direct and indirect subsidiaries of Aéropostale, Inc. signatory thereto, and Aero OpCo LLC.†
10.1
Agency Agreement, dated as of September 12, 2016, by and among Aéropostale, Inc., the direct and indirect subsidiaries of Aéropostale, Inc. signatory thereto, Aero OpCo LLC, and a contractual joint venture composed of Hilco Merchant Resources, LLC and Gordon Brothers Retail Partners, LLC.†

†
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2016

AÉROPOSTALE, INC.

/s/ Marc G. Schuback
	Name:	Marc G. Schuback
	Title:	Senior Vice President, General Counsel and Secretary

AÉROPOSTALE, INC.
Exhibit Index

Exhibit No.	Exhibit

2.1	Asset Purchase Agreement, dated as of September 12, 2016, by and among Aéropostale, Inc., the direct and indirect subsidiaries of Aéropostale, Inc. signatory thereto, and Aero OpCo LLC.†
10.1
Agency Agreement, dated as of September 12, 2016, by and among Aéropostale, Inc., the direct and indirect subsidiaries of Aéropostale, Inc. signatory thereto, Aero OpCo LLC, and a contractual joint venture composed of Hilco Merchant Resources, LLC and Gordon Brothers Retail Partners, LLC.†

†
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.